                                                                       EX-99.B10
                                                                      EXHIBIT 10
------------------------------------
STRADLEY, RONON, STEVENS & YOUNG, LLP
A T T O R N E Y S

2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000
Fax:  (215) 564-8120

Andrew B. Young             Brent S. Gorey              John C. Hook               Robert D. Carmignani
S. Gordon Elkins            Harry J.J. O'Neill          James E. Oneill, III       M. Alicia Davis
Daniel S. Knight            Williams S. Pilling, III    Brian S. Vargo             Kevin P. Kundra
Fred C. Aldridge, Jr.       Stephen R. Harris           Alan R. Gedrich            William E. Mahoney, Jr.
George S. Forde, Jr.        Todd C. Vanett              Daniel T. Fitch            Nancy Livers Margolis
Henry G. Hager              Arnold S. Block             Merrill R. Steiner         Joseph J. McHale
Herbert G. Keene, Jr.       Edwin R. Boynton            Jonathan F. Bloom          Tycho H.E. Stahl***
Mark H. Plafker             Linda Ann Galante           Craig Russell Blackman     Danielle Banks
C. Clark Hodgson, Jr.       Dean M. Schwartz            Joann L. Drust             Michael P. Bonner
John F. Dougherty, Jr.      Stephen C. Baker            Mary B. Matterer*          Rene S. Cabral-Daniels
Stephen W. Kline, P.C.      David C. Franceski, Jr.     Timothy J. Campbell        Michael V. Farrell
Bennett G. Picker           Sandra A. Girifalco         Chistopher E. Cummings     Lisa M. King
David S. Hope               James F. Podheiser          Thomas G. Harris           Andrea S. Lawrence
John P. O'Dea               Gary P. Scharmett           Robert F. Hecht            Vanessa L. Carnes
Andre L. Dennis             Zachary P. Alexander        John F. Licari             Alison T. Fiala
David R. Landrey            John J. Murphy, III         William P. Zimmerman       Mark A. Hershey
Lane Taylor, Jr.            Ellen Rosen Rogoff          Ann Marie Janus            Michael P. O'Hare
Thomas J. Renehan, Jr.      Audrey C. Talley            Timothy P. Lennon          Eric D. Schoenborn
William R. Sasso            Jeffrey A. Lutsky           Dorothy M. Allison         Patricia Casperson
Richard K. Herrmann*        Paul A. Patterson           Joseph D. Cronin           Kimberly A. Hendrix
William G. Scarborough      Ann Cuddy Roda              Nicholas Deenis            Davis H. Joseph
James M. Papada, III        Samuel J. Arena, Jr.        Lisa A. Duda               Jennifer R. Beecroft
James R. Beam               Joseph V. Del Raso          Marianne Johnston          Matthew MacG. Bennett
Steven M. Felsenstein       David M. Lockwood           Douglas J. McGill          Michael D. O'Mara
John J. Hunter              Gregory J. Nowak            Michael J. Miller          Russell J. Ressler
David E. Beavers            Steven A. Scolari           Stephen B. Nolan           Melissa Lennon Walsh
David F. Scranton           Keven R. Boyle              Marc A. Polk
Lee A. Rosengard            Keith R. Dutill             Bryant Robinson III**
Jane Landes Foster          Bruse G. Leto               Mary F. Anderson

  *LICENSED IN DELAWARE ONLY
 **LICENSED IN WASHINGTON DC, ONLY
***LICENSED IN NEW YORK ONLY
Direct Dial:  (215) 564-8115

December 15, 1997

Delaware Group Foundation Funds
1818 Market Street
Philadelphia, PA 19103

Re:      Legality of Shares
         ------------------

Ladies and Gentlemen:

         We have examined the Certificate of Trust, the Agreement and Declaration of Trust and the Bylaws (together, the "Governing Documents") of Delaware Group Foundation Funds


Marlvern, Pennsylvania       Wilmington, Delaware      Cherry Hill, New Jersey
--------------------------------------------------------------------------------
                       A Pennsylvania Limited Partnership

Delaware Group Foundation Funds
December 15, 1997
Page 2



(the "Company"), a business trust organized under the laws of the state of Delaware on October 24, 1997. We have also examined the Company's Notification of Registration of Form N-8A filed under the Investment Company Act of 1940 (as amended, the "1940 Act") and the Company's initial Registration Statement filed under both the 1940 Act and the Securities Act of 1933 (as amended, the "1933 Act"), as well as other and other proceedings of the Company and items we deem material to this opinion.

         The Company is authorized by its Governing Documents to issue an unlimited number of shares of beneficial interest without par value. The Governing Documents also authorize the Board of Trustees to divide the shares into separate series and to further divide the series into separate classes.

         The Company's filing with the U.S. Securities and Exchange Commission of its Registration Statement under the 1933 Act will register an indefinite number of shares of its beneficial interest pursuant to the provisions of Rule 24f-2 under the 1940 Act. You have further advised us that each year hereafter the Company will timely file a Notice pursuant to Rule 24f-2 perfecting the registration of the shares of beneficial interest sold by the Company during each fiscal year.

         You have also informed us that the shares of beneficial interest of the Company will be sold in accordance with the Company's usual method of distributing its registered shares of beneficial interest, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the 1933 Act.

         Based upon the foregoing information and examination, it is our opinion that the Company is a valid and subsisting business trust under the laws of the State of Delaware, and that the shares of beneficial interest of the Company when issued for the consideration set by the Board of Trustees pursuant to the Governing Documents, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares of beneficial interest of the Company and the holders of such shares will have all

Delaware Group Foundation Funds
December 15, 1997
Page 3



the rights provided for with respect to such holding by the Governing Documents and the laws of the State of Delaware.

         We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Company's Registration Statement under the 1933 Act, and to any reference to us in such Registration Statement as legal counsel who have passed upon the legality of the offering of the Company's shares of beneficial interest. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdictions in which shares of the Company are offered for sale.

Very truly yours,

STRADLEY, RONON, STEVEN, & YOUNG, LLP



By: /s/ Bruce G. Leto
    -------------------------------------
        Bruce G. Leto, a partner

BGL/cdj
235899.1

cc:      George M. Chamberlain, Jr., Esq.
         Eric E. Miller, Esq.
         Michael D. Mabry, Esq.
         Michael P. O'Hare, Esq.